                                                                   Exhibit 12.14



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY-HAZELWOOD ASSOCIATES, LP
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                Year End.  Year End.   Year End.    Year End.    Year End.
                                                                  1996        1997       1998         1999         2000
                                                             ----------------------------------- ------------ -------------
Earnings:
  Pretax income (loss)                                            $ (179)    $ (265)     $ (172)      $ (226)      $ (102)

Fixed Charges:
  Interest expense                                                   854        922         903          876          861
  Interest factor of rental expense                                    -          -           -            -            -
                                                             ----------------------------------- ------------ -------------
             Total fixed charges                                     854        922         903          876          861
                                                             ----------------------------------- ------------ -------------

             Total earnings                                          675        657         731          650          759

             Total fixed charges                                     854        922         903          876          861
                                                             ----------------------------------- ------------ -------------

                                                             ----------------------------------- ------------ -------------
Ratio of earnings to fixed charges                                  0.79       0.71        0.81         0.74         0.88
                                                             ----------------------------------- ------------ -------------

                                                             ----------------------------------- ------------ -------------
  Deficiency to cover fixed charges                                  179        265         172          226          102
                                                             ----------------------------------- ------------ -------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                                  -          -           -            -            -
             Interest factor                                         33%        33%         33%          33%          33%
                                                             ----------------------------------- ------------ -------------

                            Total                                      -          -           -            -            -
                                                             =================================== ============ =============